As filed with the Securities and Exchange Commission on November 10, 2010

Registration No. 333-169410

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

PRE-EFFECTIVE AMENDMENT NO. 3 TO THE

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Oconee Federal Financial Corp.

Oconee Savings and Loan Association 401(k) Profit Sharing Plan

(Exact Name of Registrant as Specified in Its Charter)

Federal	6712	Being applied for
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

201 East North Second Street

Seneca, South Carolina 29678

(864) 882-2765

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Mr. T. Rhett Evatt

President and Chief Executive Officer

201 East North Second Street

Seneca, South Carolina 29678

(864) 882-2765

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

Copies to:

Kip A. Weissman, Esq.	Jonathan H. Talcott, Esq.
Robert B. Pomerenk, Esq.	Stephani M. Hildebrandt, Esq.
Luse Gorman Pomerenk & Schick, P.C.	Nelson Mullins Riley & Scarborough LLP
5335 Wisconsin Avenue, N.W., Suite 780	101 Constitution Avenue, N.W., Suite 900
Washington, D.C. 20015	Washington, D.C. 20001
(202) 274-2000	(202) 712-2800

Approximate date of commencement of proposed sale to the public: As soon as practicable after this registration statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box:  ☐

If this Form is filed to register additional shares for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☒

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered	Proposed maximum offering price per share	Proposed maximum aggregate offering price	Amount of registration fee
Common Stock, $0.01 par value per share	2,220,530 shares (1)	$10.00	$ 22,205,300 (2)	$1,584(3)
Participation Interests	471,974 interests			(4)

(1)	Includes up to 125,690 shares to be issued to Oconee Federal Charitable Foundation.
(2)	Estimated solely for the purpose of calculating the registration fee.
(3)	Previously paid.
(4)	The securities of Oconee Federal Financial Corp. to be purchased by the Oconee Savings and Loan Association 401(k) Profit Sharing Plan are included in the amount shown for the common stock. Accordingly, no separate fee is required for the participation interests. In accordance with Rule 457(h) of the Securities Act of 1933, as amended, the registration fee has been calculated on the basis of the number of shares of common stock that may be purchased with the current assets of such Plan.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

PART II: INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13.	Other Expenses of Issuance and Distribution

		Amount(1)
*	Registrant’s Legal Fees and Expenses	$300,000
*	Registrant’s Accounting Fees and Expenses	80,000
*	Conversion Agent and Data Processing Fees	40,000
*	Marketing Agent Fees (1)	247,000
*	Marketing Agent Expenses (Including Legal Fees and Expenses)	85,000
*	Appraisal Fees and Expenses	45,000
*	Printing, Postage, Mailing and EDGAR Fees	125,000
*	Filing Fees (OTS, Nasdaq, FINRA and SEC)	68,000
*	Business Plan Fees and Expenses	50,000
*	Reorganization and Offering Consulting Fees	20,000
*	Accounting Consulting Fees and Expenses	13,000
*	Other	30,000

*	Total	$1,103,000

*	Estimated
(1)	Oconee Federal Financial Corp. has retained Mutual Securities, Inc. to assist in the sale of common stock on a best efforts basis in the offerings. Fees are estimated at the adjusted maximum of the offering range.

Item 14.	Indemnification of Directors and Officers

Provisions in the Registrant’s bylaws provide for indemnification of the Registrant’s directors and officers up to the fullest extent authorized by applicable law and regulations of the Office of Thrift Supervision (OTS). Section 545.121 of the OTS regulations are described below.

Generally, federal regulations require indemnity coverage for federal savings associations for any person against whom any action is brought or threatened because that person is or was a director or officer of the savings association, for:

(i)	Any amount for which that person becomes liable under a judgment in such action; and

(ii)	Reasonable costs and expenses, including reasonable attorneys’ fees, actually paid or incurred by that person in defending or settling such action, or in enforcing his or her rights under this section if he or she attains a favorable judgment in such enforcement action.

Provided that, indemnification shall be made to such person only if:

(i)	Final judgment on the merits is in his or her favor; or

(ii)	In case of:

a.	Settlement,

b.	Final judgment against him or her, or

c.	Final judgment in his or her favor, other than on the merits,

if a majority of the disinterested directors of the savings association determine that he or she was acting in good faith within the scope of his or her employment or authority as he or she could reasonably have perceived it under the circumstances and for a purpose he or she could reasonably have believed under the circumstances was in the best interest of the savings association or its members. However, no indemnification shall be made unless the association gives the Office at least 60 days notice of its intention to make such indemnification. Such notice shall state the facts on which the action arose, the terms of any settlement, and any disposition of the action by a court. Such notice, a copy thereof, and a certified copy of the resolution containing the required determination by the board of directors shall be sent to the Regional Director, who shall promptly acknowledge receipt thereof. The notice period shall run from the date of such receipt. No such indemnification shall be made if the OTS advises the association in writing, within such notice period, of its objection thereto.

As used in the above paragraph:

(i)	“Action” means any judicial or administrative proceeding, or threatened proceeding, whether civil, criminal, or otherwise, including any appeal or other proceeding for review;

(ii)	“Court” includes, without limitation, any court to which or in which any appeal or any proceeding for review is brought;

(iii)	“Final Judgment” means a judgment, decree, or order which is not appealable or as to which the period for appeal has expired with no appeal taken;

(iv)	“Settlement” includes the entry of a judgment by consent or confession or a plea of guilty or of nolo contendere.

Item 15.	Recent Sales of Unregistered Securities

Not Applicable.

Item 16.	Exhibits and Financial Statement Schedules:

The exhibits and financial statement schedules filed as part of this registration statement are as follows:

(a) List of Exhibits

1.1	Engagement Letter between Oconee Federal Savings and Loan Association and Mutual Securities, Inc.*

1.2	Form of Agency Agreement among Oconee Federal Financial Corp., Oconee Federal, MHC, Oconee Federal Savings and Loan Association and Mutual Securities, Inc.*

2	Amended and Restated Plan of Reorganization from a Mutual Savings and Loan Association to a Mutual Holding Company and Stock Issuance Plan*

3.1	Charter of Oconee Federal Financial Corp.*

3.2	Bylaws of Oconee Federal Financial Corp.*

4	Form of Common Stock Certificate of Oconee Federal Financial Corp.*

5	Opinion of Luse Gorman Pomerenk & Schick regarding legality of securities being registered*

8.1	Federal Tax Opinion of Luse Gorman Pomerenk & Schick, P.C.*

8.2	South Carolina State Tax Opinion of Cherry, Bekaert & Holland, L.L.P.

10.1	Form of Employee Stock Ownership Plan*

10.2	Non-Qualified Salary Continuation Agreement by and between Oconee Federal Savings and Loan Association and T. Rhett Evatt*

10.3	Deferred Compensation Agreement by and between Oconee Federal Savings and Loan Association and W. Maurice Poore*

10.4	Deferred Compensation Agreement by and between Oconee Federal Savings and Loan Association and Cecil T. Sandifer, Jr.*

10.5	Form of Employment Agreement by and between Oconee Federal Savings and Loan Association and T. Rhett Evatt*

10.6	Form of Employment Agreement by and between Oconee Federal Savings and Loan Association and Curtis T. Evatt*

21	Subsidiaries of Registrant*

23.1	Consent of Luse Gorman Pomerenk & Schick (contained in opinions included herein as Exhibits 5 and 8.1)*

23.2	Consent of Cherry, Bekaert & Holland, L.L.P.*

23.3	Consent of McAuliffe Financial, LLC*

24	Power of Attorney (set forth on signature page)

99.1	Appraisal Agreement between Oconee Federal Savings and Loan Association and McAuliffe Financial, LLC*

99.2	Business Plan and Data Processing Agreement between Oconee Federal Savings and Loan Association and Capital Resources Group, Inc.*

99.3	Appraisal Report of McAuliffe Financial, LLC**

99.4	Letter of McAuliffe Financial, LLC with respect to Subscription Rights*

99.5	Marketing Materials*

99.6	Order and Acknowledgment Form*

*	Previously filed.
**	Supporting financial schedules filed pursuant to Rule 202 of Regulation S-T.

(b) Financial Statement Schedules

No financial statement schedules are filed because the required information is not applicable or is included in the consolidated financial statements or related notes.

Item 17.	Undertakings

The undersigned Registrant hereby undertakes:

(1) To file, during any period in which it offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(5) That, for the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424 (§230.424 of this chapter);

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Seneca, State of South Carolina on November 10, 2010.

OCONEE FEDERAL FINANCIAL CORP.

By:	/S/ T. RHETT EVATT
T. Rhett Evatt
President and Chief Executive Officer (Duly Authorized Representative)

POWER OF ATTORNEY

We, the undersigned directors and officers of Oconee Federal Financial Corp. (the “Company”) hereby severally constitute and appoint T. Rhett Evatt as our true and lawful attorney and agent, to do any and all things in our names in the capacities indicated below which said T. Rhett Evatt may deem necessary or advisable to enable the Company to comply with the Securities Act of 1933, and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with the registration statement on Form S-1 relating to the offering of the Company’s common stock, including specifically, but not limited to, power and authority to sign for us in our names in the capacities indicated below the registration statement and any and all amendments (including post-effective amendments) thereto; and we hereby approve, ratify and confirm all that said T. Rhett Evatt shall do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signatures	Title	Date

/S/ T. RHETT EVATT T. Rhett Evatt	President and Chief Executive Officer and Chairman of the Board of Directors (Principal Executive Officer)	November 10, 2010

/S/ CURTIS T. EVATT Curtis T. Evatt	Executive Vice President, Chief Financial Officer and Director (Principal Financial and Accounting Officer)	November 10, 2010

/S/ HARRY B. MAYS, JR. Harry B. Mays, Jr.	Director	November 10, 2010

/S/ ROBERT N. MCLELLAN, JR. Robert N. McLellan, Jr.	Director	November 10, 2010

/S/ CECIL T. SANDIFER, JR. Cecil T. Sandifer, Jr.	Director	November 10, 2010

/S/ W. MAURICE POORE W. Maurice Poore	Director	November 10, 2010

EXHIBIT INDEX

1.1	Engagement Letter between Oconee Federal Savings and Loan Association and Mutual Securities, Inc.*

1.2	Form of Agency Agreement between Oconee Federal Financial Corp., Oconee Federal, MHC, Oconee Federal Savings and Loan Association and Mutual Securities, Inc.*

2	Amended and Restated Plan of Reorganization from a Mutual Savings and Loan Association to a Mutual Holding Company and Stock Issuance Plan*

3.1	Charter of Oconee Federal Financial Corp.*

3.2	Bylaws of Oconee Federal Financial Corp.*

4	Form of Common Stock Certificate of Oconee Federal Financial Corp.*

5	Opinion of Luse Gorman Pomerenk & Schick regarding legality of securities being registered*

8.1	Federal Tax Opinion of Luse Gorman Pomerenk & Schick, P.C.*

8.2	South Carolina State Tax Opinion of Cherry, Bekaert & Holland, L.L.P.

10.1	Form of Employee Stock Ownership Plan*

10.2	Non-Qualified Salary Continuation Agreement by and between Oconee Federal Savings and Loan Association and T. Rhett Evatt*

10.3	Deferred Compensation Agreement by and between Oconee Federal Savings and Loan Association and W. Maurice Poore*

10.4	Deferred Compensation Agreement by and between Oconee Federal Savings and Loan Association and Cecil T. Sandifer, Jr.*

10.5	Form of Employment Agreement by and between Oconee Federal Savings and Loan Association and T. Rhett Evatt*

10.6	Form of Employment Agreement by and between Oconee Federal Savings and Loan Association and Curtis T. Evatt*

21	Subsidiaries of Registrant*

23.1	Consent of Luse Gorman Pomerenk & Schick (contained in opinions included herein as Exhibits 5 and 8.1)*

23.2	Consent of Cherry, Bekaert & Holland, L.L.P.*

23.3	Consent of McAuliffe Financial, LLC*

24	Power of Attorney (set forth on signature page)

99.1	Appraisal Agreement between Oconee Federal Savings and Loan Association and McAuliffe Financial, LLC*

99.2	Business Plan Agreement between Oconee Federal Savings and Loan Association and Capital Resources Group, Inc.*

99.3	Appraisal Report of McAuliffe Financial, LLC**

99.4	Letter of McAuliffe Financial, LLC with respect to Subscription Rights*

99.5	Marketing Materials*

99.6	Order and Acknowledgment Form*

*	Previously filed.
**	Supporting financial schedules filed pursuant to Rule 202 of Regulation S-T.